EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of St. Mary Land & Exploration Company dated December 29, 1999 of our report on King Ranch Energy, Inc. and subsidiaries dated March 2, 1999 and contained in Registration Statement 333-85537 of St. Mary Land & Exploration Company on Form S-4 under the Securities Act of 1933 insofar as such report relates to the financial statements of King Ranch Energy, Inc. and subsidiaries for the year ended December 31, 1998.


By  /s/ DELOITTE & TOUCHE LLP
-----------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
December 29, 1999